SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only(as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-11(c) or Rule 14a-12

Southwest Gas Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

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Notice of 2003 Annual Meeting of Shareholders and Proxy Statement
SOUTHWEST GAS CORPORATION Annual Meeting 2003 May 8, 2003 – Las Vegas, Nevada

SOUTHWEST GAS CORPORATION

5241 Spring Mountain Road

Las Vegas, Nevada 89150

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held Thursday, May 8, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Southwest Gas Corporation (“Company”) will be held on Thursday, May 8, 2003, at 10:00 a.m. in the convention facilities at the Rio Pavilion Convention Center, Rio All-Suite Casino Resort, 3700 West Flamingo Road, Las Vegas, Nevada, for the following purposes:

(1)	To elect 11 directors of the Company;

(2)	To consider and act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has established March 11, 2003, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.

Shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE THE ACCOMPANYING PROXY BY TELEPHONE, INTERNET OR MAIL AT YOUR EARLIEST CONVENIENCE. IF YOU MAIL YOUR PROXY, PLEASE USE THE ENCLOSED POSTAGE PAID ENVELOPE.

A Copy of the Annual Report to Shareholders for the year ended December 31, 2002, is enclosed.

George C. Biehl

Executive Vice President/Chief Financial Officer

& Corporate Secretary

March 31, 2003

Michael O. Maffie, President & C.E.O.

March 31, 2003

Dear Shareholder:

You are cordially invited to the Annual Meeting of Shareholders of Southwest Gas Corporation scheduled to be held on Thursday, May 8, 2003, in the convention facilities at the Rio Pavilion Convention Center, Rio All-Suite Casino Resort, 3700 West Flamingo Road, Las Vegas, Nevada, commencing at 10:00 a.m. Your Board of Directors looks forward to greeting personally those shareholders able to attend.

At the meeting you will be asked to consider the election of 11 directors and the ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2003. Your Board of Directors unanimously recommends that you vote FOR the selection of PricewaterhouseCoopers LLP.

It is important that your shares are represented and voted at the meeting regardless of the number of shares you own and whether or not you plan to attend. Accordingly, we request you vote the accompanying proxy by telephone, internet or mail at your earliest convenience.

Your interest and participation in the affairs of the Company are sincerely appreciated.

Sincerely,

LOCATION OF 2003

SOUTHWEST GAS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

RIO PAVILION CONVENTION CENTER

Rio All-Suite Casino Resort

3700 West Flamingo Road

Las Vegas, Nevada

SOUTHWEST GAS CORPORATION

5241 Spring Mountain Road • P.O. Box 98510

 • Las Vegas, Nevada 89193-8510 •

PROXY STATEMENT

March 31, 2003

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies representing the common stock of the Company (the “Common Stock”) to be voted at the Annual Meeting of Shareholders of the Company to be held on May 8, 2003, and at any adjournment thereof. This Proxy Statement and accompanying proxy card are being mailed to shareholders on or about March 31, 2003.

A form of proxy is enclosed for your use. The Company will acknowledge revocation of any proxy upon request of the record holder made in person or in writing prior to the exercise of the proxy, or upon receipt of a valid proxy bearing a later date. Delivery of a revocation or valid proxy bearing a later date shall be made to the Corporate Secretary of the Company. If a shareholder executes two or more proxies with respect to the same shares, the proxy bearing the most recent date will be honored if otherwise valid. All shares represented by valid proxies will be voted at the Annual Meeting. Where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, his or her shares will be voted in accordance with each specification so made.

The entire cost of soliciting proxies will be paid by the Company. In following up the original mail solicitation of proxies, the Company will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to the beneficial owners of Common Stock and will reimburse them for their expenses in so doing. Under an agreement with the Company, Morrow & Co. will assist in obtaining proxies from certain larger and other shareholders at an estimated cost of $5,500 plus certain expenses.

The total number of shares of Common Stock outstanding at the close of business on March 11, 2003 (the “Record Date”), the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, was 33,534,271. Only holders of Common Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting. The Company will appoint either one or three inspectors of election in advance of the meeting to tabulate votes, to ascertain whether a quorum is present, and to determine the voting results on all matters presented to shareholders. A majority of all shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present; however, they are not counted for the purpose of determining the election of each nominee for director and are not counted as an affirmative vote for the ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants.

Each share of Common Stock is entitled to one vote. Shareholders have cumulative voting rights with respect to the election of directors, if certain conditions are met. Any shareholder otherwise entitled to vote may cumulate his or her votes for a candidate or candidates placed in nomination at the meeting if, prior to the voting, he or she has given notice at the meeting that he or she intends to cumulate his or her votes. A shareholder electing to cumulate his or her votes may cast as many votes as there are directors to be elected, multiplied by the number of shares of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date. A shareholder may cast all of his or her votes for one candidate or allocate them among two or more candidates in any manner he or she chooses. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

The persons named in the proxies solicited by the Board of Directors, unless otherwise instructed, intend to vote the shares represented by such proxies:

*	FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants; and

*	In the case of the election of directors, equally FOR each of the 11 candidates for director named in this Proxy Statement. HOWEVER, if sufficient numbers of shareholders exercise cumulative voting rights to elect one or more other candidates, the management proxies will (i) determine the number of directors they are entitled to elect, (ii) select such number from among the named candidates, (iii) cumulate their votes, and (iv) cast their votes for each candidate among the number they are entitled to elect.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

Names and Qualifications of Nominees

Each director elected at the Annual Meeting of Shareholders will serve until the next Annual Meeting (normally held on the second Thursday of May) and until his or her successor shall be elected and qualified. The nominees were elected to their present term of office at the last Annual Meeting on May 9, 2002. The 11 nominees for director receiving the highest number of votes will be elected to serve until the next Annual Meeting.

The names of the nominees for election to the Board of Directors, the principal occupation of each nominee and his or her employer for the last five years or longer, and the principal business of the corporation or other organization, if any, in which such occupation or employment is carried on, follow.

George C. Biehl

Executive Vice President, Chief Financial Officer & Corporate Secretary

Southwest Gas Corporation

Director Since: 1998

Board Committees: Finance, Pension Plan Investment

Mr. Biehl, 55, joined the Company in 1990 as Senior Vice President and Chief Financial Officer after serving in a number of capacities with Deloitte Haskins & Sells (now Deloitte &Touche) for 16 years and as chief financial officer for PriMerit Bank for the five years before joining the Company. He assumed the responsibilities as Corporate Secretary for the Company in 1996 and was named Executive Vice President in 2000. Mr. Biehl graduated from Ohio State University with a degree in accounting and earned his MBA with an emphasis in finance from Columbia University. He is a member of the American Institute of Certified Public Accountants, a member of the Las Vegas Chamber of Commerce Leadership Las Vegas Program, and serves on various committees of several trade associations.

Manuel J. Cortez

President and Chief Executive Officer

Las Vegas Convention and Visitors Authority

Director Since: 1991

Board Committees: Compensation, Executive, Pension Plan Investment

Mr. Cortez, 64, has served as the executive director and then president and chief executive officer of the Las Vegas Convention and Visitors Authority since 1990. Prior to that time he served four terms

(1977-1990) on the Clark County Commission and is a former chairman of the Commission. He has been active on various boards, including the Environmental Quality Policy Review Board, the Las Vegas Valley Water District Board of Directors, and the University Medical Center Board of Trustees, and served as chairman of the Liquor and Gaming Licensing Board and the Clark County Sanitation District. He has also held leadership roles with numerous civic and charitable organizations such as Boys and Girls Clubs of Clark County, Lied Discovery Children’s Museum, and Big Brothers—Big Sisters. Currently, Mr. Cortez holds professional memberships in the American Society of Association Executives, the Professional Convention Managers Association, the International Association of Convention and Visitors Bureaus, the American Society of Travel Agents, and is on the board of directors for the Travel Industry Association of America.

Mark M. Feldman

President and Chief Executive Officer

Cold Spring Group, Inc.

Director Since: 2000

Board Committees: Audit, Finance (Chairman), Pension Plan Investment

Mark M. Feldman, 52, received his undergraduate degree from the University at Buffalo, his law degree from the University of Michigan, and his MBA in finance and accounting from the University of Chicago. Mr. Feldman practiced law, was involved in investment banking and currently is engaged in business reorganization management. He has been the president and chief executive officer of Cold Spring Group, Inc. since 1993 and has been an executive in a number of corporate reorganizations over the last 17 years, most recently Burke Industries, Inc. Mr. Feldman has been a director of SNL Securities, Inc. since 1997 and of Burke Industries, Inc., since 2001. He formerly served as a trustee of the Baron Asset Fund, the Aerospace Creditors Liquidating Trust and as a director and court-appointed chief restructuring officer for WorldCorp, Inc. and Lomas Financial Corporation.

David H. Gunning

Vice Chairman, Cleveland-Cliffs, Inc.

Director Since: 2000

Board Committees: Audit (Chairman), Finance, Nominating and Corporate Governance

Mr. Gunning, 60, has been vice chairman of Cleveland-Cliffs, Inc. since 2001. Previously, he was the principal in Encinitos Ventures, his private investment business. He was president of Parkwood Corporation in 1997, and president and chief executive officer of Capitol American Financial Corporation from 1993 to 1997. He serves as a director of The Lincoln Electric Company and Cleveland-Cliffs, Inc. Mr. Gunning received his undergraduate degree from Cornell University and his juris doctor from Harvard University.

Thomas Y. Hartley

Chairman of the Board, Southwest Gas Corporation

Director Since: 1991

Board Committees: Audit, Executive (Chairman), Compensation

Mr. Hartley, 69, obtained his degree in business from Ohio University in 1955, and was employed in various capacities by Deloitte Haskins & Sells (now Deloitte & Touche) from 1959 until his retirement as an area managing partner in 1988. From 1991 to 1999 he was president and chief operating officer of Colbert Golf Design and Development. He joined Southwest Gas Corporation as Director in 1991 and was elected Chairman of the Board of Directors in 1997. Mr. Hartley is actively involved in numerous business and civic activities. He is a past chairman of the UNLV Foundation and the Nevada

Development Authority, and past president of the Las Vegas Founders Club. He has also held voluntary executive positions with the Las Vegas Founders Golf Foundation, the Las Vegas Chamber of Commerce, and the Boulder Dam Area Council of the Boy Scouts of America. He is currently the president of the PGA Tour Tournaments Association. He is a director of Sierra Health Services, Inc. and until September 2002 AmeriTrade Holdings Corporation.

Michael B. Jager

Private Investor

Director Since: 1989

Board Committees: Executive, Finance, Pension Plan Investment

Mr. Jager, 71, obtained a degree in petroleum geology from Stanford University in 1955. After three years of employment with the Richfield Oil Corporation as a petroleum geologist, he joined Frank H. Ayres & Son Construction Company and was involved in the construction of subdivisions and homes in southern California until 1979. From that time through 1996, his business activities were focused on farming and rural subdivision development in Oregon. Since then, Mr. Jager has been involved in the management of commercial properties in Minden, Nevada.

Leonard R. Judd

Former President, Chief Operating Officer, and Director

Phelps Dodge Corporation

Director Since: 1988

Board Committees: Audit, Executive, Compensation (Chairman), Nominating and Corporate Governance

Mr. Judd, 64, former president, chief operating officer, and director of Phelps Dodge Corporation, joined Phelps Dodge in 1963 and worked at that company’s operations in Arizona, New Mexico, and New York City. He was elected to the Phelps Dodge board of directors in 1987, president of Phelps Dodge Mining Company in 1988, and became president and chief operating officer of Phelps Dodge in 1989. He remained in those positions until November, 1991. Mr. Judd is a member of various professional organizations and is active in numerous civic groups.

James J. Kropid

President of James J. Kropid Investments

Director Since: 1997

Board Committees: Executive, Compensation, Pension Plan Investment (Chairman)

Mr. Kropid, 65, received his undergraduate degree from DePaul University and participated in the executive development program at the University of Illinois. He joined Centel Corporation in 1961 and became president of its Central Telephone Company-Nevada/Texas division in 1987. In 1993, the Governor of Nevada appointed him to the position of general manager of the Nevada State Industrial Insurance System, a position in which he served for almost two years. He is currently president of his own investment company. Mr. Kropid is involved in many civic and charitable organizations. He is a past president of the Boulder Dam Area Council of the Boy Scouts of America and presently serves on that board, a trustee and treasurer of Catholic Charities of Southern Nevada, and a trustee of the Desert Research Institute Foundation. Mr. Kropid is on the board of the YMCA of Southern Nevada and a past chairman of that organization. He recently served as the interim executive director of the United Way of Southern Nevada and is on the board of directors of that organization. He is formerly a board member of the Nevada Development Authority, the Las Vegas Chamber of Commerce and treasurer of St. Jude’s Ranch for Children.

Michael O. Maffie

President and Chief Executive Officer

Southwest Gas Corporation

Director Since: 1988

Board Committees: Executive

Mr. Maffie, 55, joined the Company in 1978 as Treasurer after seven years with Arthur Andersen & Co. He was named Vice President/Finance and Treasurer in 1982, Senior Vice President and Chief Financial Officer in 1984, Executive Vice President in 1987, President and Chief Operating Officer in 1988, and President and Chief Executive Officer in 1993. He received his undergraduate degree in accounting and his MBA in finance from the University of Southern California. He serves as a director of Boyd Gaming Corporation and Wells Fargo Bank/Nevada Division, and was formerly a director of Del Webb Corporation until its purchase by Pulte Homes. A member of various civic and professional organizations, he serves as chairman of the board of trustees of the UNLV Foundation and is the past chairman of the board of United Way of Southern Nevada. He also is a director of the Western Energy Institute and the American Gas Association.

Carolyn M. Sparks

President

International Insurance Services, Ltd.

Director Since: 1988

Board Committees: Compensation, Finance, Nominating and Corporate Governance

Mrs. Sparks, 61, graduated from the University of California Berkeley in 1963, and with her husband, co-founded International Insurance Services, Ltd., in Las Vegas, Nevada, in 1966. She served on the University and Community College System of the Nevada Board of Regents from 1984 to 1996, and in 1991 was elected to a two-year term as chair of the Board of Regents. Mrs. Sparks is actively involved with numerous charitable and civic organizations, including founding and chairing the University Medical Center Foundation and the Children’s Miracle Network Telethon. She is the chairperson of the Nevada Children’s Center Foundation, was founding president of the Nevada International Women’s Forum and is vice president of the Salvation Army Advisory Board. She also serves on the Foundation Boards of the University of Nevada Las Vegas and the Community College of Southern Nevada.

Terrance “Terry” L. Wright

President and Chief Executive Officer

Nevada Title Insurance Company

Director Since: 1997

Board Committees: Audit, Nominating and Corporate Governance (Chairman), Pension Plan Investment

Mr. Wright, 53, received his undergraduate degree in business administration and his juris doctor from DePaul University. He joined Chicago Title Insurance Company while in law school and after graduation remained with the company and eventually moved to the Las Vegas, Nevada office. In 1978, he acquired the assets of Western Title to form what is now known as Nevada Title Insurance Company. Mr. Wright is also associate general counsel for A.G. Spanos Enterprises, Inc., one of the nation’s largest apartment complex builders. He is a member of the California and Illinois bar associations and is affiliated professionally with the Las Vegas Board of Realtors, Nevada Land Title Association, Las Vegas Executives, Opportunity Village, TPC Board of Governors, Young President’s Organization, and is a past-chairman of the Nevada Development Authority. Mr. Wright is also a trustee and an executive committee member of the UNLV Foundation.

Securities Ownership by Nominees, Executive Officers, and Beneficial Owners

Director Nominees and Executive Officers.    The following table discloses all Common Stock of the Company beneficially owned by the nominees for directors and the executive officers of the Company, as of March 11, 2003.

Director/Executive Officer	No. of Shares Beneficially Owned (1)	Percent of Outstanding Common Stock (2)
George C. Biehl	117,116(3)(4)	*
Manuel J. Cortez	15,876(5)	*
Mark M. Feldman	54,600(6)	*
David H. Gunning	6,735(7)	*
Thomas Y. Hartley	32,867(5)(8)	*
Michael B. Jager	18,294(5)(9)	*
Leonard R. Judd	15,600(5)(10)	*
James J. Kropid	14,010(11)	*
Michael O. Maffie	167,157(3)(12)	*
Carolyn M. Sparks	20,365(5)	*
Terrance L. Wright	10,510(13)	*
James P. Kane	50,250(14)	*
Thomas R. Sheets	46,234(3)(15)	*
Edward S. Zub	81,655(16)	*
Other Executive Officers	192,414(17)	*

Total	843,683	2.52%

(1)	The Common Stock holdings listed in this column include performance shares granted to the Company’s executive officers under the Company’s Management Incentive Plan for 2000, 2001, and 2002.

(2)	As of March 11, 2003, the directors and executive officers of the Company beneficially owned, including exercisable options, 843,683 shares, which represents 2.52% of the outstanding shares of the Company’s Common Stock. No individual officer or director owned more than 1% of the Company’s Common Stock.

(3)	Number of shares does not include 6,618 shares held by the Southwest Gas Corporation Foundation, which is a charitable trust. Messrs. Maffie and Biehl are trustees of the Foundation but disclaim beneficial ownership of said shares.

(4)	The holdings include 69,000 shares which Mr. Biehl has the right to acquire through the exercise of options under the 1996 Stock Incentive Plan (the “1996 Option Plan”).

(5)	The holdings include 13,600 shares (2,400 of which will become exercisable within 60 days) which certain of the non-employee directors have the right to acquire through the exercise of options under the 1996 Option Plan and the 2002 Stock Incentive Plan ( the “2002 Option Plan” and with the 1996 Option Plan, collectively referred to as the “Option Plans”).

(6)	The holdings include 4,600 shares (2,400 of which will become exercisable within 60 days) which Mr. Feldman has the right to acquire through the exercise of options under the Option Plans. The number of shares includes 5,000 shares held by Mr. Feldman’s wife, over which his spouse has voting and investment control.

(7)	The holdings include 3,735 shares (1,800 of which will become exercisable within 60 days) which Mr. Gunning has the right to acquire through the exercise of options under the Option Plans.

(8)	Number of shares include 361 shares over which Mr. Hartley has shared voting and investment control with his spouse through a family trust.

(9)	Number of shares includes 4,694 shares over which Mr. Jager has shared voting and investment control with his spouse through a family trust.

(10)	Number of shares includes 2,000 shares over which Mr. Judd has shared voting and investment control with his spouse.

(11)	The holdings include 10,260 shares (2,400 of which will become exercisable within 60 days) which Mr. Kropid has the right to acquire through the exercise of options under the Option Plans and 3,750 shares over which he has shared voting and investment power with his spouse through a family trust. The family trust also holds 1,500 shares of Trust Originated Preferred Securities issued by the Company’s financing subsidiary, Southwest Gas Capital I.

(12)	The holdings include 85,000 shares which Mr. Maffie has the right to acquire through the exercise of options under the 1996 Option Plan and 985 shares over which his spouse has voting and investment control.

(13)	The holdings include 10,260 shares (2,400 of which will become exercisable within 60 days) which Mr. Wright has the right to acquire through the exercise of options under the Option Plans.

(14)	The holdings include 25,500 shares which Mr. Kane has the right to acquire through the exercise of options under the 1996 Option Plan.

(15)	The holdings include 29,000 shares which Mr. Sheets has the right to acquire through the exercise of options under the 1996 Option Plan.

(16)	The holdings include 39,000 shares which Mr. Zub has the right to acquire through the exercise of options under the 1996 Option Plan and 105 shares held solely by his spouse.

(17)	The holdings of other executive officers include 114,750 shares that may be acquired through the exercise of options under the 1996 Option Plan.

Beneficial Owners.    Mario J. Gabelli, Marc J. Gabelli and various entities they either control or for which they act as chief investment advisors (collectively, GAMCO”) have reported that they own in excess of 5% of the Company’s Common Stock, as of January 8, 2003. The Company has been advised that they do not admit that they constitute a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and their address is c/o Gabelli Asset Management Co., One Corporate Center, Rye, New York 10580. Lord, Abbett & Co. has also reported it owns in excess of 5% of the Company’s Common Stock, as of January 28, 2003. Lord, Abbett & Co.’s address is 90 Hudson Street, Jersey City, New Jersey 07302. The holdings of these entities on the dates noted herein and as a percentage of the shares outstanding on Record Date are as follows:

Beneficial Owners	No. of Shares Beneficially Owned	Percent of Outstanding Common Stock
GAMCO	3,190,630	9.51%
Lord, Abbett & Co.	3,063,673	9.14%

Section 16(a) Beneficial Ownership Reporting Compliance

The Company has adopted procedures to assist its directors and executive officers in complying with Section 16(a) of the Exchange Act, as amended, which includes assisting in the preparation of forms for filing. For 2002, all but one of the reports were timely filed. An amended Form 4 was filed by Dudley Sondeno, Senior Vice President, on April 12, 2002, listing the additional sale of 4,500 shares of Company common stock in March 2002.

GENERAL INFORMATION

Board of Directors

The Board of Directors is responsible for the overall affairs of the Company and for establishing broad corporate policies.

Regular meetings of the Board of Directors are scheduled for the third Tuesdays of January, July, and September; the first Tuesdays of March and December; and the Wednesday before the Annual Meeting in May. An organizational meeting is also held immediately following the Annual Meeting of Shareholders. The Board of Directors held six regular meetings, three special meetings (which were telephonic), and one organizational meeting in 2002. Each incumbent director attended more than 75 percent of the meetings of the Board of Directors and committees on which he or she served during 2002.

Directors Compensation

Outside directors receive an annual retainer of $30,000, plus $1,250 for each Board of Directors or committee meeting attended and for any additional day of service committed to the Company. Committee chairpersons receive an additional $1,000 for each committee meeting attended. The Chairman of the Board of Directors receives an additional $50,000 annually for serving in that capacity. Directors who are full-time employees of the Company or its subsidiaries receive no additional compensation for serving on the Board of Directors.

Each outside director received on May 9, 2002, options to purchase 3,000 shares of the Company’s Common Stock under the provisions of the Option Plans. The purchase price for the options is the market price of the Common Stock on the date granted. The options will become exercisable in increments, over three years, commencing with the first anniversary of the grant. Additional options to purchase 3,000 shares of Common Stock will be granted to each outside director on the date of each Annual Meeting of Shareholders during the 10-year term of the 2002 Option Plan. All options granted to the outside directors will expire 10 years after the date of each grant.

Outside directors may defer their compensation until retirement or termination of their status as directors. Amounts deferred bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate. At retirement or termination, such deferrals will be paid out over 5, 10, 15, or 20 years and be credited with interest at 150% of the Moody’s Composite Bond Rate index.

The Company also provides a retirement plan for its retired and current outside directors. With a minimum of 10 years of service, an outside director can retire and receive a benefit equal to the annual retainer, at retirement, for serving on the Company’s Board. Directors who retire before age 65, after satisfying the minimum service obligation, will receive retirement benefits upon reaching age 65. The retirement plan has been frozen and will no longer be available to new outside directors.

Committees of the Board

In order to assist it in discharging its duties, the Board of Directors has established six permanent committees. The committees consist of Executive, Audit, Compensation, Finance, Nominating and Corporate Governance, and Pension Plan Investment.

The Executive Committee meets, if necessary, to consider corporate policy matters requiring timely action and recommend other matters for consideration and action by the Board of Directors. The committee consists of directors Hartley (Chairman), Cortez, Jager, Judd, Kropid, and Maffie.

The Audit Committee, whose functions are discussed below under the captions “Selection of Independent Accountants” and “Audit Committee Report,” consists of directors Gunning (Chairman), Feldman, Hartley, Judd, and Wright.

The Compensation Committee makes recommendations to the Board of Directors on such matters as directors’ fees and benefit programs, executive compensation and benefits, and compensation and benefits for all other Company employees. The committee is also responsible for the executive compensation report and related disclosures contained in this Proxy Statement. The committee consists of directors Judd (Chairman), Cortez, Hartley, Kropid and Sparks.

The Finance Committee reviews and makes recommendations to the Board of Directors regarding the financial policies, plans, and procedures for the Company and the financial implications of proposed corporate actions. Its responsibilities include reviewing strategies and recommendations with respect to financing programs, dividend reinvestment and stock purchase programs, and capital structure goals. The committee consists of directors Feldman (Chairman), Biehl, Gunning, Jager, and Sparks.

The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding nominees to be proposed by the Board of Directors for election as directors, evaluates the size, composition, organization, processes and practices of the Board of Directors and Board committees, and establishes the criteria for the selection of directors. In considering candidates for the Board of Directors, the committee seeks to achieve an appropriate balance of expertise and diversity of interests, recognizing factors such as the character and quality of individuals, experience, age, education, geographic location, anticipated participation in activities of the Board of Directors, and other personal attributes or special talents. The committee will consider written suggestions from shareholders regarding potential nominees for election as directors. To be considered by the committee for inclusion in the slate of nominees to be proposed by the Board of Directors, such suggestions should be addressed to the Company’s Corporate Secretary. The committee is also charged with the responsibility of developing and recommending to the Board of Directors corporate governance principles and compliance programs for the Company. The committee consists of directors Wright (Chairman), Gunning, Judd, and Sparks.

The Pension Plan Investment Committee establishes, monitors, and oversees, on a continuing basis, asset investment policy and practices for the retirement plan. The committee consists of directors Kropid (Chairman), Biehl, Cortez, Feldman, Jager, and Wright.

During 2002, the Executive Committee held one meeting, the Audit Committee held five meetings, the Compensation Committee held three meetings, the Finance Committee held two meetings, the Nominating and Corporate Governance Committee held two meetings, and the Pension Plan Investment Committee held two meetings.

EXECUTIVE COMPENSATION AND BENEFITS

Executive Compensation Report

The Compensation Committee of the Board of Directors (the “Committee”) administers the Company’s executive compensation program. Under the supervision of the Committee, the Company has developed and implemented an executive compensation program designed to satisfy the following objectives:

*	reasonableness;

*	competitiveness;

*	internal equity; and

*	performance.

These objectives are addressed through industry-based compensation comparisons and incentive plans that focus on specific annual and long-term Company financial and productivity performance goals.

Base Compensation.    The nature of the Company’s operation has historically led to the use of compensation systems widely used in industry, weighted for utility companies, and accepted by various utility regulatory agencies. Companies of comparable size, used to establish the peer group index for the “Performance Graph,” were factored into the compensation review. Other utility and general industry surveys were also used to assess the Company’s compensation program. Continued use of such systems is designed to address the first three compensation objectives. A range of salaries that are comparable with industry levels provides an objective standard to judge the reasonableness of the Company’s salaries, maintains the Company’s ability to compete for and retain qualified executive officers, and provides a means for ensuring that responsibilities are properly rewarded. Salaries for the Company’s executives are set relative to the midpoint levels for their positions based on this industry comparison. Compensation above these levels is tied to achieving specific financial and productivity performance goals.

Performance-Based Compensation.    The fourth objective of the Company’s compensation program, performance, is addressed through the Company’s Management Incentive Plan (the “MIP”) and Option Plans, collectively referred to as the “Incentive Plans.” The Incentive Plans are designed to retain key management employees and to focus on specific annual and long-term Company financial and productivity performance goals. Financial, productivity, and customer satisfaction factors are incorporated in the MIP, while the Option Plans are designed to enable executives to benefit from increases in the price of the Company’s Common Stock thereby aligning their economic interests with those of the Company’s shareholders.

Under the MIP, an incentive opportunity, expressed as a percentage of salary, is established annually for each executive officer. The maximum award opportunities cannot exceed 140% of the targeted awards for meeting the performance goals. Awards under the MIP are determined based on the Company’s annual return-on-equity performance, customer-to-employee ratios, and customer service satisfaction targets. The financial performance factors used to make this determination involve the average of the Company’s return-on-equity performance over the last three years (which is weighted and adjusted for inflation) and the Company’s current utility return-on-equity performance in comparison to a peer group of natural gas distribution companies. The productivity performance factors used to make this determination involve an absolute target of Company customer-to-employee ratio, actual customer-to-employee ratio in comparison to a peer group of natural gas distribution companies, and customer service satisfaction experienced throughout the Company’s operating divisions as measured by an independent outside entity. Each of the five factors is equally weighted. If the threshold percentage for any factor is achieved, a percentage of annual performance awards will have been earned. While the financial factors incorporated in the MIP are significant to shareholder interests, customer satisfaction and productivity factors are significant to customer interests. In prior regulatory proceedings, the Company’s regulatory commissions have insisted that these customer factors be included in the MIP in order to recover the cost of the program in the Company’s natural gas rates. Regardless of whether such awards are earned, no awards will be paid unless the Common Stock dividend paid by the Company equals or exceeds the prior year’s dividend.

If annual performance awards are earned and payable, payment of the awards will be subject to a possible downward adjustment depending upon satisfaction of individual performance goals. The Committee will make such a determination for the Company’s chief executive officer’s individual performance, who, in turn, will make a like determination for the other executive officers. Further, the annual awards will be split, with 40 percent paid in cash and the remaining 60 percent converted into performance shares tied to the value of the Company’s Common Stock on the date of the awards. The performance shares will be restricted for three years and the ultimate payout in Company Common Stock will be subject to continued employment.

The Company’s performance during 2002 exceeded the threshold for the two financial performance factors and the targets for the three productivity factors were exceeded.

Grants under the Option Plans were provided to the Company’s executive officers during 2002. The options granted were not based upon a predetermined formula, but rather on the Committee’s judgment as to the individual’s anticipated contribution to the future success of the Company. Information on options granted to the named executive officers in 2002 is set forth under the caption, “Executive Compensation and Benefits — Option/SARs Granted in 2002.”

CEO Compensation.    Compensation paid to Mr. Maffie, as president and chief executive officer for 2002, consisted of his base salary and performance award under the MIP. Mr. Maffie’s base salary normally is set relative to the midpoint level for salaries paid to chief executive officers of comparable companies, taking into consideration the length of service in his current position. Mr. Maffie received an increase in base salary equal to 6.0%, effective July 15, 2002. Mr. Maffie’s targeted performance award for 2002 was set equal to $707,250 or 115% of his salary for 2002, with the award ranging from 14.8% to 140% of his target. Based on the Company’s overall 2002 performance in relation to the established goals, Mr. Maffie earned 110% of his targeted award or $777,975 under the MIP, with 40% being paid in cash and 60% in performance shares.

Deductibility of Compensation.    The Company’s executive compensation program is being administered to maintain the tax deductibility of all compensation paid to the named executive officers pursuant to Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) of the Code provides that compensation paid to the officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective, and the plan or agreement providing for such performance-based compensation has been approved in advance by shareholders or is otherwise exempt from such limitation. The Incentive Plans were designed to satisfy these requirements and management believes that the compensation provided under these plans should be deductible. In the future, however, the Company may pay compensation that is nondeductible in limited circumstances if sound management of the Company so requires.

The Committee believes that the compensation program addresses the Company’s compensation objectives, enhances the commitment of key management employees, and strengthens long-term shareholder value.

Compensation Committee

Leonard R. Judd (Chairman)	Manuel J. Cortez

Thomas Y. Hartley	James J. Kropid

Carolyn M. Sparks

Compensation Committee Interlocks and Insider Participation

The above-named committee members, other than Carolyn M. Sparks served on the Company’s Compensation Committee throughout 2002. Mrs. Sparks was appointed to the Committee in May 2002 and replaced Terrance L. Wright, who assumed other committee duties for the Board.

Summary Compensation Table

The following table provides for fiscal years ended December 31, 2000, 2001, and 2002 compensation earned by the Company’s chief executive officer and each of the four most highly compensated executive officers of the Company at year-end 2002.

SUMMARY COMPENSATION TABLE (1)

	Annual Compensation				Long-Term Compensation			All Other Compensation ($)(5)
					Awards		Payouts
Name and Principal Position	Year	Salary($)	Bonus($)(2)	Other Annual Compensation($)	Restricted Stock Award(s) ($)(2)(3)(4)	Options/ SARs(#)	LTIP Payouts ($)
Michael O. Maffie	2002	596,301	311,190	0	466,785	50,000	N/A	133,054
President & C.E.O.	2001	563,890	256,132	0	384,197	50,000	N/A	111,233
	2000	522,887	283,368	0	425,051	50,000	N/A	89,964

George C. Biehl	2002	276,986	112,860	0	169,290	15,000	N/A	51,952
Executive Vice President/	2001	263,019	93,314	0	139,970	15,000	N/A	43,534
Chief Financial Officer	2000	243,438	103,624	0	155,436	15,000	N/A	35,104
& Corporate Secretary

Edward S. Zub	2002	254,315	104,940	0	157,410	15,000	N/A	59,095
Executive Vice President/	2001	234,797	84,673	0	127,010	15,000	N/A	47,096
Consumer Resources &	2000	220,033	91,128	0	136,693	15,000	N/A	36,455
Energy Services

James P. Kane	2002	241,315	99,792	0	149,688	15,000	N/A	15,458
Executive Vice President/	2001	220,186	80,180	0	120,271	15,000	N/A	12,299
Operations	2000	204,575	84,679	0	127,019	15,000	N/A	9,846

Thomas R. Sheets	2002	212,192	71,610	0	107,415	12,500	N/A	42,138
Senior Vice President/	2001	202,630	59,904	0	89,856	15,000	N/A	34,207
Legal Affairs & General	2000	181,184	66,533	0	99,800	15,000	N/A	25,097
Counsel

(1)	All compensation reflected in the Summary Compensation Table is reported on an earned basis for each fiscal year.

(2)	MIP awards accrued for calendar years 2000, 2001, and 2002 were paid in cash and performance shares in 2001, 2002, and 2003, respectively.

(3)	Dividends equal to the dividends paid on the Company’s Common Stock will be accrued or paid on the performance shares awarded under the long-term component of the MIP during the restriction period.

(4)	The total number of performance shares granted in 2000, 2001, and 2002, for calendar years 1999, 2000, and 2001, and their value based on the market price of Company Common Stock at December 31, 2002, for the listed officers are as follows:

	Shares	Value
Mr. Maffie	58,741	$1,377,476
Mr. Biehl	20,452	479,599
Mr. Zub	18,428	432,137
Mr. Kane	17,234	404,137
Mr. Sheets	13,559	317,959

(5)	The amounts shown in this column for each year consist of above-market interest on deferred compensation (in excess of 120% of the Applicable Federal Long-term Rate) and matching contributions under the Company’s executive deferral plan. Under the plan, executive officers may defer up to 100% of their annual compensation for payment at retirement or at some other employment terminating event. Interest on such deferrals is set at 150% of the Moody’s Seasoned Corporate Bond Rate. As part of the plan, the Company provides matching contributions that parallel the contributions made under the Company’s 401(k) plan, which is available to all Company employees, equal to one-half of the deferred amount, up to 6% of their annual salary. The breakdown of this compensation for each named executive officer is as follows:

	Interest	Contributions
Mr. Maffie	$115,210	$17,844
Mr. Biehl	43,661	8,291
Mr. Zub	51,491	7,604
Mr. Kane	8,244	7,214
Mr. Sheets	35,784	6,354

Options/SARs Granted in 2002

The following table sets forth the number of shares of the Company’s Common Stock subject to options granted under the Option Plan to the named executive officers listed in the Summary Compensation Table during 2002, together with related information.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securites Underlying Options/SARs Granted (#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5 percent	10 percent
Michael O. Maffie	50,000	17.06	$21.74	7/15/12	$684,810	$1,728,330
George C. Biehl	15,000	5.12	21.74	7/15/12	205,443	518,499
Edward S. Zub	15,000	5.12	21.74	7/15/12	205,443	518,499
James P. Kane	15,000	5.12	21.74	7/15/12	205,443	518,499
Thomas R. Sheets	12,500	4.27	21.74	7/15/12	171,203	432,083

(1)	Forty percent (40%) of the options become exercisable one year after the grant. Thirty percent (30%) of the options become exercisable two years after the grant, with the remaining becoming exercisable on the third anniversary of the grant.

(2)	The 5% and 10% growth rates for the period ending July 15, 2012, which were determined in accordance with the rules of the SEC, illustrate that the potential future value of the granted options is linked to future increases in growth of the price of the Company’s Common Stock. Because the exercise price for the options equals the market price of the Company’s Common Stock on the date of the grant, there will be no gain to the named executive officers without an increase in the stock price. The 5% and 10% growth rates are for illustration only and are not intended to be predictive of future growth.

Options/SAR Exercises and Year-end Values

Shown below is information with respect to unexercised options granted under the Option Plans to the named executive officers and held by them at December 31, 2002.

AGGREGATED OPTION/SAR EXERCISES IN 2002 AND

YEAR-END OPTION/SAR VALUES

Name	No. of Shares Acquired on Exercise	Values Realized	No. of Securities Underlying Unexercised Options/SARs at December 31, 2002		Value of Unexercised In-the-Money Options/SARs at December 31, 2002 (1)
			Exercisable	Unexercisable (2)	Exercisable	Unexercisable (2)
Michael O. Maffie	45,000	$266,435	85,000	95,000	$204,425	$170,888
George C. Biehl	0	0	69,000	28,500	347,365	51,266
Edward S. Zub	25,000	207,640	39,000	28,500	93,765	51,266
James P. Kane	12,250	67,154	25,500	28,500	28,353	51,266
Thomas R. Sheets	12,500	100,383	29,000	26,000	60,359	46,991

(1)	This column represents the difference between the exercise prices for in-the-money options and the closing price of $23.45 for the Company’s Common Stock on the New York Stock Exchange on December 31, 2002, times the number of in-the-money options.

(2)	Unexercisable options are those options which have been granted but cannot yet be exercised due to Code restrictions on the value of incentive options, restrictions incorporated into the Option Plans, and the specific option agreements.

Benefit Plans

Southwest Gas Basic Retirement Plan.    The named executive officers participate in the Company’s non-contributory, defined benefit retirement plan, which is available to all employees of the Company and its subsidiaries. Benefits are based upon an employee’s years of service, up to a maximum of 30 years, and the employee’s highest five consecutive years salary, excluding bonuses, within the final 10 years of service.

PENSION PLAN TABLE (1) (2)

	Years of Service
Annual Compensation	10	15	20	25	30
$ 50,000	$8,750	$13,125	$17,500	$21,875	$26,250
100,000	17,500	26,250	35,000	43,750	52,500
150,000	26,250	39,375	52,500	65,625	78,750
200,000	35,000	52,500	70,000	87,500	105,000
250,000	43,750	65,625	87,500	109,375	131,250
300,000	52,500	78,750	105,000	131,250	157,500
350,000	61,250	91,875	122,500	153,125	183,750
400,000	70,000	105,000	140,000	175,000	210,000
450,000	78,750	118,125	157,500	196,875	236,250
500,000	87,500	131,250	175,000	218,750	262,500
550,000	96,250	144,375	192,500	240,625	288,750
600,000	105,000	157,500	210,000	262,500	315,000
650,000	113,750	170,625	227,500	284,375	341,250
700,000	122,500	183,750	245,000	306,250	367,500
750,000	131,250	196,875	262,500	328,125	393,750

(1)	Years of service beyond 30 years will not increase benefits under the basic retirement plan.

(2)	For 2003, the maximum annual compensation that can be considered in determining benefits under the Plan is $200,000. For future years the maximum annual compensation will be adjusted to reflect changes in the cost of living as established by the Internal Revenue Service.

Compensation covered under the basic retirement plan is based on salary depicted in the Summary Compensation Table. As of December 31, 2002, the credited years of service towards retirement for the named executive officers shown in the Summary Compensation Table are as follows: Mr. Maffie, 24 years; Mr. Biehl, 17 years; Mr. Zub, 24 years; Mr. Kane, 25 years; and Mr. Sheets, 15 years.

Amounts shown in the pension plan table are straight life annuity amounts notwithstanding the availability of joint survivorship benefit provisions. Benefits paid under the basic and supplemental retirement plans are not reduced by any Social Security benefits received.

Supplemental Retirement Plan.    The named executive officers also participate in the Company’s supplemental retirement plan. Other than Mr. Sheets, such officers with 10 or more years of service may retire at age 55 and will receive benefits under the plan. Mr. Sheets will be required to have 20 years of service to receive retirement benefits under the plan. Benefits from the plan, when added to benefits received under the basic retirement plan, will equal 60% of their annual compensation. For Messrs. Biehl, Kane, and Zub, compensation is tied to their highest 12-months of salary as depicted in the Summary Compensation Table. For Mr. Maffie, compensation is tied to his highest 12-months of salary which includes cash bonuses, and the payment of restrictive stock awards depicted in the Summary Compensation Table. For Mr. Sheets, compensation is tied to a 12-month average of the highest 36-months of salary as depicted in the Summary Compensation Table. The cost to the Company for benefits under the supplemental retirement plan for any one of the named executive officers cannot be properly allocated or determined because of the overall plan assumptions and options available.

Severance and Change in Control Arrangements

In July 1998, the Company amended the existing employment agreements (“Employment Agreements”) with seven officers (including the named executive officers), and entered into change in control agreements (“Change in Control Agreements”) with its remaining officers. Two officers who originally had change in control agreements entered into employment agreements during 2000. The Employment Agreements generally provide for the payment, upon termination of employment by the Company without cause, as defined therein, of up to one and one-half years of total annual compensation (base salary, a predetermined level of incentive compensation and fringe benefits), and up to three years of total annual compensation for Mr. Maffie. The Employment Agreements for each officer, other than Mr. Maffie, further provide for the payment, upon the termination of employment for “good reason,” as defined therein, within two years following a change in control of the Company, of an amount equal to either two or two and one-half times their total annual compensation. Under such circumstances, Mr. Maffie would be entitled to a payment equal to three times his total annual compensation. The Change in Control Agreements for the remaining officers parallel the change in control provisions of the Employment Agreements, and provide that these officers would be entitled to an amount equal to two times their annual compensation. A Change in Control Event is generally defined to include an acquisition by one person (or group of persons) of at least 20 percent of the ownership of the Company, the replacement of the majority of the members of the incumbent Board of Directors (excluding replacement directors nominated by the incumbent Board), or mergers and similar transactions which result in a 50 percent change in ownership, subject to certain exceptions.

Restricted stock awards, stock options or stock appreciation rights would vest and become immediately exercisable upon a change in control. Benefits under the Supplemental Retirement Plan may also vest and/or accelerate as a result of a change in control. If any payment under these agreements would constitute a “parachute payment” subject to any excise tax under the Code, the Company would be responsible for payment of such tax. The terms of these agreements are for 24 months for each of the officers other than Mr. Maffie, whose agreement is for 36 months. Each of the agreements will be automatically extended annually for successive one-year periods, unless canceled by the Company.

PERFORMANCE GRAPH

The performance graph below compares the five-year cumulative total return on the Company’s Common Stock, assuming reinvestment of dividends, with the total returns on the Standard & Poor’s 500 Stock Composite Index (S&P 500) and the S&P Small Cap Gas Index, consisting of the Company and 10 other natural gas distribution companies. Since the inception of the requirement to include this performance graph in the Proxy Statement through last year, the Company had used the EdwardJones Natural Gas Diversified Index, a peer-group index compiled by EdwardJones, consisting of the Company and 15 other diversified natural gas distribution companies. Since EdwardJones no longer publishes that index, the Company selected the S&P index to use in this comparison. The following graph includes both indices through 2001 for comparative purposes.

Comparison of 5-Year Cumulative Total Returns

(1)	The Company is now using the S&P Small Cap Gas Index as its peer-group index. This index should be available on a continuing basis.

(2)	The EdwardJones Natural Gas Diversified Index, which is weighted by year-end market capitalization, consisted in 2001 of the following companies: Chesapeake Utilities Corp.; Corning Natural Gas Corp.; Energen Corp.; Equitable Resources, Inc.; Kinder Morgan, Inc.; Keyspan Corporation.; MDU Resources Group, Inc.; National Fuel Gas Co.; Nicor, Inc.; NUI Corp.; ONEOK, Inc.; Questar Corp.; Semco Energy Inc.; Southwestern Energy Co.; the Company; and UGI Corp.

(3)	The S&P Small Cap Gas Index, which is weighted by year-end market capitalization consists of the following companies: Atmos Energy Corp.; Cascade Natural Gas Corp.; Laclede Group Inc.; New Jersey Resources Corp.; Northwest Natural Gas Co.; NUI Corp.; Piedmont Natural Gas Company; Southern Union Company; the Company; Southwestern Energy Co.; and UGI Corp.

AUDIT COMMITTEE INFORMATION

SELECTION OF INDEPENDENT ACCOUNTANTS

(Item 2 on the Proxy Card)

The Board of Directors Recommends a VOTE FOR Ratification.

The Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2003, subject to ratification of the selection by shareholders. PricewaterhouseCoopers was selected to replace Arthur Andersen LLP as the Company’s independent accountants for the year ended December 31, 2002, on May 28, 2002. To the knowledge of the Company, at no time has PricewaterhouseCoopers had any direct or indirect financial interest in or any connection with the Company or any of its subsidiaries other than in connection with services rendered to the Company as described below.

The selection of PricewaterhouseCoopers by the Board of Directors was based on the recommendation of the Audit Committee, which is composed wholly of outside directors. The Audit Committee meets periodically with the Company’s internal auditors and independent accountants to review the scope and results of the audit function and the policies relating to auditing procedures. In making its annual recommendation, the Audit Committee reviews both the audit scope and estimated fees for the coming year.

During and for the year ended December 31, 2002, PricewaterhouseCoopers provided the following audit, audit-related and other professional services for the Company. The services were as follows:

*	the audit of the annual financial statements included in the Company’s Form 10-K and the reviews of unaudited quarterly financial statements included in the Company’s Form 10-Qs;

*	the audit of the annual financial statements of the Company’s employee benefit plans and other statutory audits;

*	consultation and comfort letters for various Securities and Exchange Commission ( the “SEC”) filings;

*	consultation in connection with various tax and accounting matters; and

*	certain other professional services.

The cost of providing these services during and for the year ended December 31, 2002, by specified categories, were as follows:

Audit Fees:  $316,100    These fees covered the audit of the Company’s annual financial statements and reviews of its quarterly financial statements.

Audit-related Fees:  $32,500    These fees covered services traditionally performed by auditors including the audits of employee benefit plans, other statutory audits, SEC registration statement reviews and internal audit support services.

Financial Information Systems Design and Implementation Fees: None

All Other Fees: $23,000    These fees covered income tax and Employee Retirement Income Security Act of 1974 compliance services.

The Audit Committee approved the audit and other professional services and considered the costs of all such services and what effect, if any, performance of the non-audit related professional services might have on the independence of the accountants.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements, if they are so inclined, and will be available to respond to appropriate questions.

The affirmative vote of a majority of the shares present at the Annual Meeting of Shareholders in person or by proxy is necessary to ratify the selection of PricewaterhouseCoopers as independent accountants for the Company. The Board of Directors recommends a VOTE FOR ratification of the selection of PricewaterhouseCoopers as the independent accountants for the year ending December 31, 2003. If the shareholders do not ratify this appointment, other firms of certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

Arthur Andersen LLP Dismissal

On May 28, 2002, the Company dismissed Arthur Andersen LLP as its independent auditor. The dismissal was tied to Arthur Andersen’s ability to continue to provide audit services to the Company. The decision to dismiss Arthur Andersen was recommended by the Audit Committee and approved by the Board of Directors.

Arthur Andersen’s report on the financial statements of the Company for each of the years ended December 31, 2000 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2000 and December 31, 2001, and the interim period between December 31, 2001 and May 28, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. During the years ended December 31, 2000 and December 31, 2001, and the interim period between December 31, 2001 and May 28, 2002, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC). In May 2002, Arthur Andersen furnished the Company with a letter addressed to the SEC stating that it agrees with the statements above. A copy of the letter was included as an exhibit to the Form 8-K filed by the Company in May 2002.

AUDIT COMMITTEE REPORT

The Audit Committee, which consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange, is furnishing the following report:

The Audit Committee assists the Board of Directors in fulfilling their oversight responsibility by reviewing the financial information provided to shareholders and others, the system of internal controls which management and the Board have established and the audit process. Management is responsible for the Company’s internal audit control and the financial reporting process. PricewaterhouseCoopers, the Company’s independent accountants, is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The role and responsibilities of the Audit Committee are to monitor and oversee these processes as set forth in a written charter adopted by the Board. The Audit Committee reviews and assesses the adequacy of the Charter at least annually and recommends any changes to the Board for approval.

In fulfilling its responsibilities for 2002, the Audit Committee:

*	Reviewed and discussed the audited financial statements for the year ended December 31, 2002, with management and PricewaterhouseCoopers, the Company’s independent accountants;

*	Discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards, SAS No. 61; and

*	Received written disclosures and a letter from the independent accountants regarding their independence as required by Independence Standards Board Standard No. 1, and discussed with the accountants their independence.

Based on the Audit Committee’s reviews and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC.

Audit Committee

David H. Gunning, Chairman	Mark M. Feldman

Thomas Y. Hartley	Leonard R. Judd

Terrance L. Wright

OTHER MATTERS TO COME BEFORE THE MEETING

If any business not described herein should come before the meeting for shareholder action, it is intended that the shares represented by proxies will be voted in accordance with the best judgment of the persons voting them. At the time this proxy statement was mailed, the Company knew of no other matter which might be presented for shareholder action at the meeting.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholders are advised that any shareholder proposal intended for consideration at the 2004 Annual Meeting of Shareholders and inclusion in the Company’s proxy materials for the meeting must be received in writing by the Company on or before December 2, 2003. If a shareholder intends to offer any proposal at such meeting without using the Company’s proxy materials, notice of such intended action has to be provided to the Company on or before December 2, 2003, in order for the proposal to be presented for shareholder consideration at the Annual Meeting. All proposals must comply with applicable SEC rules. It is recommended that shareholders, submitting proposals for inclusion in the Company’s proxy materials or notices to the Company, direct such proposals or notices to the Corporate Secretary of the Company and utilize Certified Mail-Return Receipt Requested in order to ensure timely delivery.

By Order of the Board of Directors

George C. Biehl Executive Vice President/Chief Financial Officer & Corporate Secretary

                           The Board of Directors Recommends a vote FOR the Nominees and the Proposal.

1. VOTE BY TELEPHONE  +   QUICK   +   EASY   +   IMMEDIATE
Call toll-free 1-800-660-7809 ANYTIME until midnight on May 7, 2003. There is NO CHARGE to you for this call.

You will be asked to enter your CONTROL NUMBER located on the reverse side of this proxy card.

 .    Option A: To vote as the Board of Directors recommends, Press 1.

 .    Option B: If you choose to vote on each proposal separately, Press 0. You will hear these instructions:

      Item 1: To vote for ALL nominees, Press 1; to WITHHOLD FOR ALL nominees, Press 9; to WITHHOLD FOR AN INDIVIDUAL nominee,
      Press 0 and listen to the instructions.

      Item 2: To vote FOR, Press 1; AGAINST, Press 9; ABSTAIN, Press 0. When asked, you must confirm your vote by pressing 1.

      Whether you voted under Option A or B, you must confirm your vote by pressing 1 when noted.

2. VOTE BY INTERNET
Our Internet address is : www.proxyvoting.com/swg
                          -----------------------

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. There is no need to mail back your proxy card.

3. VOTE BY MAIL
Mark, sign and date your Proxy card and return promptly in the enclosed envelope.

                                        V   Please detach here to Vote by Mail   V
------------------------------------------------------------------------------------------------------------------------------------

The Board of Directors Recommends a Vote FOR the Nominees.
1. ELECTION OF DIRECTORS

   01 George C. Biehl             02 Manuel J. Cortez              03 Mark M. Feldman            04 David H. Gunning
   05 Thomas Y. Hartley           06 Michael B. Jager              07 Leonard R. Judd            08 James J. Kropid
   09 Michael O. Maffie           10 Carolyn M. Sparks             11 Terrance L. Wright

   [_] FOR ALL               [_] FOR ALL EXCEPT *[                     ]    [_] WITHHOLD AUTHORITY FOR ALL

*Note:  To withhold  authority to vote for a particular  nominee,  mark the FOR ALL EXCEPT Box and enter the number next to the name(s) of the  exceptions  in the space  provided.  Unless  authority to vote for all the foregoing  nominees is withheld,  this proxy will be deemed to confer authority to vote for every nominee whose name is not listed.

The Board of Directors Recommends a Vote FOR this Proposal.

2. To APPROVE the selection of PricewaterhouseCoopers LLP as independent accountants of the Company.

   [_] FOR                   [_] AGAINST                  [_] ABSTAIN

                                      (IMPORTANT--SIGNATURE REQUIRED ON REVERSE SIDE)

                                                SOUTHWEST GAS CORPORATION
                                        PROXY SOLICITED BY THE BOARD OF DIRECTORS
                                             ANNUAL MEETING OF SHAREHOLDERS

                                            To be Held Thursday, May 8, 2003
                                          at 10:00 a.m. Pacific Daylight Time

                                             RIO PAVILION CONVENTION CENTER
                                              Rio All-Suite Casino Resort
                                                3700 West Flamingo Road
                                                   Las Vegas, Nevada

You can vote in one of three ways:
 1.  Call toll-free 1-800-660-7809.
 2.  Internet at www.proxyvoting.com/swg
 3.  Mark, sign and date the proxy card and return it promptly in the enclosed envelope.

 *May 7, 2003 is the last day to vote your proxy by telephone or by Internet.
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Proxy
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The  undersigned  hereby revokes all previously  granted  proxies and appoints  Thomas Y. Hartley and Leonard R. Judd as Proxies, each with the power to appoint his substitute,  and hereby authorizes them to represent and to vote as designated by telephone,  by
Internet or by mail, all the shares of common stock of the undersigned at the Annual Meeting of Shareholders,  and at any
adjournments  thereof; and at their  discretion,  with  authorization  to vote such shares on any other matters as may properly come before the meeting or any adjournments thereof.

This proxy will be voted in the manner directed by the  shareholder(s).  If no direction is made by telephone,  by Internet or by mail, this proxy will be voted FOR the listed Nominees and the Proposal.  Further,  if cumulative voting rights for the election of directors are exercised at the meeting,  the Proxies,  unless otherwise  instructed,  will  cumulatively vote their shares as provided for in the Proxy Statement.

                                                                                                   Dated: ____________________, 2003

                                                                                                   _________________________________
                                                                                                               (Signature)

                                                                                                   _________________________________
                                                                                                   (Signature, if held jointly)

                                                                                Please sign exactly as name appears  hereon.  When
                                                                                shares are held by joint  tenants,  both should
                                                                                sign. When signing as attorney, executor,
                                                                                administrator, trustee or guardian, please give full
                                                                                title as such.  If a  corporation,  please sign in
                                                                                full  corporate  name by president or other
                                                                                authorized officer. If a partnership, please sign in
                                                                                partnership name by authorized person.